                                                        EXHIBIT 15


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated November 1, 1999, on our reviews of interim consolidated financial information of Minnesota Mining and Manufacturing Company and Subsidiaries (the Company) for the three-month and nine-month periods ended September 30, 1999 and 1998, and included in the Company's Form 10-Q for the quarter ended September 30, 1999, is incorporated by reference in the Company's registration statements on Form S-8 (Registration Nos. 33-14791, 33-49842, 33-58767, 333-26957, 333-30689 and 333-30691), and Form S-3 (Registration
No. 33-48089).



                                    /s/ PricewaterhouseCoopers LLP

                                    PricewaterhouseCoopers LLP




St. Paul, Minnesota
November 4, 1999